EXHIBIT 10.3

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                              AMENDMENT OF SUBLEASE

      AMENDMENT OF SUBLEASE, dated as of September 1, 1996, between ASTA REALTY, INC., having an office at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 ("Sublessor") and ASTA FUNDING INC., having an office at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 ("Subtenant").

                                    RECITALS

      A. Sublessor entered into a sublease (the "Sublease") dated August 9, 1995 with Subtenant for the premises (the "Premises") in the building located at 210 Sylvan Avenue, Englewood Cliffs, New Jersey (the "Building").

      B. Subtenant now desires to lease from Sublessor and Sublessor desires to let from Subtenant additional premises in the Building and, in connection therewith, the parties desire to amend the Sublease, as hereinafter set forth.

                                   AGREEMENT:

      1. Additional Premises. Effective as of the date hereof (the "Effective Date") the term "Subleased Premises" as used in the Sublease shall be deemed to include an additional portion of the first floor consisting of approximately an additional 3,445 rentable square feet and all of Subtenant's obligations with respect to the Subleased Premises, as set forth in the Sublease and in this Amendment, shall be deemed to apply thereto.

      2. Rent. Effective as of the Effective Date, the first sentence of Paragraph 9 of the Sublease is deemed deleted and the following shall be deemed inserted in its place:

      "The first annual rent ("Fixed Rent") payable hereunder, which shall be paid in equal monthly installments, is:

      (i) the sum of Seventy-Eight Thousand and 00/100 ($78,000.00) Dollars per annum from Effective Date until November 14, 1996, both dates inclusive;

      (ii) the sum of Ninety Thousand and 00/100 ($90,000.00) Dollars per annum from November 15, 1996 until January 14, 1997 both dates inclusive; and

      (iii) the sum of One Hundred Four Thousand One Hundred Twenty-Four and 72/100 ($104,124.72) Dollars per annum from January 15, 1997 until July 31, 2000, both dates inclusive.

      (For the partial years set forth above the minimum rent shall be prorated on a per diem basis, at the rate above set forth.)"
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      3. Ratification. Except as otherwise amended herein, the terms of the
Sublease are hereby ratified and affirmed and shall remain in full force and effect.

      IN WITNESS WHEREOF, Sublessor and Subtenant have executed this Amendment of Sublease as of the date first set forth above.

                                              SUBLESSOR:

                                              ASTA REALTY, INC.

                                              By: /s/  Gary Stern
                                                 --------------------------
                                                 Name: Gary Stern
                                                 Title: VP

                                              SUBTENANT:

                                              ASTA FUNDING INC.

                                              By: /s/  Mitchell Herman
                                                 --------------------------
                                                 Name: Mitchell Herman
                                                 Title: CFO


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